Exhibit 10.105

Agreement and Amendment to Merger Agreement

    This Agreement and Amendment to Merger Agreement (“Amendment”) is made as of January [●], 2024 among JanOne Inc., a Nevada corporation (“Acquirer”), Soin Therapeutics, LLC, a Delaware limited liability company (the “Company”), and Amol Soin, M.D. a resident of the State of Ohio (the “Sole Owner ”).

    WHEREAS, Acquirer, the Company and Sole Owner are parties to that certain Agreement and Plan of Merger dated as of December 28, 2022 (the “Merger Agreement”); and

    WHEREAS, Acquirer, the Company and Sole Owner desire to provide for certain payments to Sole Owner and to amend the Merger Agreement on the terms set forth herein.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acquirer, the Company and Sole Owner agree as follows:

1.Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.
2.Payments.
a.Upon full execution of this Amendment, Acquirer shall pay Sole Owner the amount of $100,000 by wire transfer of immediately available funds.
b.On or before July 1, 2024, Acquirer shall pay Sole Owner the amount of $100,000 by wire transfer of immediately available funds.
c.On or before December 31, 2024, Acquirer shall pay Sole Owner the amount of $2,800,000 by wire transfer of immediately available funds.
3.Amendments.
a.Article IV of the Merger Agreement is hereby amended to add new Sections 4.16, 4.17 and 4.18 as follows:
4.16    Right to Asset Transfer. Upon the occurrence of any of the Transfer Events:
(a)    Acquirer automatically shall be deemed to have transferred to Sole Owner all of Acquirer’s right, title and interest in and to the membership interests of the Company and Acquirer’s capital account balance in the Company (the “Transferred Interest”), free and clear of any Encumbrances of any kind.
(b)    Sole Owner automatically shall be deemed to have transferred to Acquirer all of Sole Owner’s right, title and interest in and to the shares of Series S Convertible Preferred Stock of Acquirer then held by Sole Owner (the “Transferred Shares”), free and clear of any Encumbrances of any kind.
(c)    Sole Owner may complete and insert the date of the Transfer Event into the Instrument of Assignment signed by Acquirer (and

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attached hereto as Exhibit F) and take title to and possession of the Transferred Interests. For the avoidance of doubt, such Instrument of Assignment is not effective until the occurrence of a Transfer Event.
(d)    Acquirer may complete and insert the date of the Transfer Event into the Stock Power signed by Sole Owner (and attached hereto as Exhibit G) and take title to and possession of the Transferred Shares. For the avoidance of doubt, such Stock Power is not effective unless and until the occurrence of a Transfer Event.
(e)    Each of Acquirer and Sole Owner shall deliver such instruments of transfer and other documents as reasonably required by the other party in order to effectuate the foregoing potential transfers.
4.17    No Transfers. Unless and until Acquirer pays all of the amounts described in clauses (i) and (ii) of the definition of Transfer Events, (a) Acquirer shall not sell, transfer, convey, lease or grant any interest in any equity of the Company, and (b) the Company shall not, and Acquirer shall not permit the Company to, sell, transfer, convey, lease or grant any interest in any of the Company’s assets.
4.18    No Conversions. So long as Acquirer pays each of the amounts described in clauses (i) and (ii) of the definition of Transfer Events, Sole Owner shall refrain from exercising his rights to convert any of his Series S Convertible Stock of Acquirer, which rights are set forth in the Series S CoD.
b.Section 8.6 of the Merger Agreement is hereby amended to insert immediately after the phrase “including the Company Disclosure Letter,” the phrase “and the Agreement and Amendment to Merger Agreement among the parties dated of January [●], 2024”.
c.Exhibit A to the Merger Agreement is hereby amended to add the following definition in its appropriate alphabetical order:
“Transfer Events” means the occurrence of any of the following:
    (i)    Acquirer shall have failed to pay Sole Owner the amount of $100,000 by wire transfer of immediately available funds on or before July 1, 2024.
    (ii)    Acquirer shall have failed to pay Sole Owner the amount of $2,800,000 by wire transfer of immediately available funds on or before December 31, 2024.
    (iii)    Pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Acquirer: (A) commences a voluntary case or proceeding; (B) consents to the appointment of a custodian, trustee, receiver, assignee, examiner, liquidator, or similar official; (C) makes an assignment for the benefit of its creditors; or (D) admits in writing its inability to pay its debts as they become due.
    (iv)    If an action is filed against Acquirer: (A) under any Bankruptcy Law in an involuntary case; or (B) seeking to appoint a custodian, trustee, receiver, assignee, examiner, liquidator, or similar official for Acquirer or

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substantially all of Acquirer’s properties and any such action is not dismissed within 60 calendar days of its filing.
    (v)    Acquirer’s common stock is delisted by the Nasdaq Stock Market.
d.The Merger Agreement is hereby amended to add the Instrument of Assignment and the Stock Power attached hereto as Exhibit A and Exhibit B, respectively, as new Exhibit F and new Exhibit G to the Merger Agreement.
4.Representations and Covenants.
a.Acquirer and Company. Each of Acquirer and the Company hereby represents and warrants to, and covenants with, Sole Owner that (i) the assets of the Company are the same assets as were owned by the Company as of the date of the Merger except that U.S. patent application no. 11/527,336 has issued as U.S. patent no. 11,752,143, (ii) Acquirer owns, and is the sole and exclusive owner of, all of the membership interests in the Company, free and clear of any Encumbrances of any kind, and, until Acquirer makes all payments described in Section 2 of this Amendment, Acquirer shall continue to own such membership interests free and clear of any Encumbrances of any kind, and (iii) the Company owns, and is the sole and exclusive owner of, all of its assets free and clear of any Encumbrances of any kind, and, until Acquirer makes all payments described in Section 2 of this Amendment, the Company shall continue to own assets free and clear of any Encumbrances of any kind.
b.Sole Owner. Sole Owner hereby represents and warrants to, and covenants with, each of Acquirer and the Company that Sole Owner owns, and is the sole and exclusive owner of, all of the shares of Series S Convertible Preferred Stock of Acquirer held by Sole Owner free and clear of any Encumbrances of any kind, and until Acquirer makes all payments described in Section 2 of this Amendment, Sole Owner shall continue to own such shares free and clear of any Encumbrances of any kind.
5.Effect of Amendment. Except as otherwise expressly modified by this Amendment, all terms and provisions of the Agreement shall remain in full force and effect. All references to the Agreement shall hereinafter be deemed to be references to the Agreement as amended by this Amendment.
6.Incorporation By Reference. Article VIII of the Merger Agreement, as amended hereby, is hereby incorporated by reference and shall apply hereto, mutatis mutandis.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Acquirer, the Company, and the Sole Owner have each caused this Amendment to be executed and delivered by their respective managers or officers thereunto duly authorized or by an individual, as relevant, all as of the date first written above.

JanOne Inc.

By:
    Tony Isaac, Chief Executive Officer

Soin Therapeutics, LLC

By:

Amol Soin, M.D.

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Exhibit A
Instrument of Assignment

See attached.

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INSTRUMENT OF ASSIGNMENT

    For Value Received, the undersigned entity does hereby sell, assign, transfer and convey unto Amol Soin, M.D., all of its right, title, and interest in and to all of the membership interests of Soin Therapeutics, LLC, a Delaware limited liability company (the “Company”), and its capital account balance in the Company, standing in its name on the books of the Company, and does hereby irrevocably constitute and appoint ____________________________________________ as its attorney-in-fact to transfer said membership interests and capital account on the books of the Company with full power of substitution in the premises.

    Dated:

                            JanOne Inc.
By:
                             Tony Isaac, Chief Executive Officer

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Exhibit B
Stock Power

See attached.

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STOCK POWER

Amol Soin, M.D. does hereby sell, assign, transfer and convey unto JanOne, Inc., a Nevada corporation, all of his right, title, and interest in and to ______________ shares of Series S Convertible Preferred Stock of JanOne, Inc. standing in his name on the books of said Corporation and does hereby irrevocably constitute and appoint _______________________________________, or any officer of said Corporation, as his attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated:

                            Amol Soin, M.D.

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